                                                               Exhibit 23 (a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Hunt Corporation and subsidiaries (the "Company") related to its 1993 Stock Option and Stock Grant Plan on Form S-8 of our reports, dated January 28, 1999, on our audit of the consolidated financial statements and financial statement schedule of the Company as of November 29, 1998 and November 30, 1997, and for each of the three years in the period ended November 29, 1998, which reports are included in the Annual Report on Form 10-K.





PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 1, 1999





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